EXHIBIT NO. 99.1

Technology Assignment Agreement

This Technology Assignment Agreement (“Agreement”) is executed on this the 2nd day of August, 2011 by and between Evolution Petroleum Corporation, a Nevada corporation whose address is 2500 CityWest Blvd, Suite 1300, Houston, Texas 77042 (hereinafter referred to as “EPC”) and Daryl Mazzanti, whose address is 18434 Bivens Bend Spring, Texas 77379 (hereinafter referred to as “Mazzanti”). EPC and Mazzanti may be referred to collectively in this Agreement as “Parties,” or individually as a “Party.”

WHEREAS, Mazzanti, prior to his employment with EPC (formerly known as Natural Gas Systems, Inc.) and independent of any prior employer, developed certain technology and procedures to enhance oil and gas production in horizontal well bores;

WHEREAS, as part of Mazzanti’s employment agreement with EPC, EPC agreed to field test and potentially commercialize the technology and procedures so developed by Mazzanti;

WHEREAS, EPC desires to acquire all of Mazzanti’s right, title and interest in, to and under the technology and procedures, and Mazzanti desires to sell, assign, transfer and convey the same to EPC pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all Parties, EPC and Mazzanti hereby agree as follows:

1.           Assignment of the Technology. Upon the execution of this Agreement by the Parties, Mazzanti does hereby assign, transfer and convey unto EPC all of Mazzanti’s right, title and interest in and to that certain technology, invention, design, improvement, or any related intellectual property known as the Gas Assisted Downhole Pump, which is more fully described on Exhibit A, which is attached hereto and incorporated herein by reference (hereinafter referred to as the “Technology”).

2.           Potential Patents of Technology. EPC shall, at its sole cost and expense, undertake the necessary legal and technical review of the Technology to determine if any aspect of the Technology is patentable. In the event that EPC determines, in its sole and unfettered discretion, that any aspect of the Technology is deemed patentable and in its business judgment is commercially viable, EPC shall initiate and carry through actions commercially and reasonably necessary to patent the Technology in the United States and such other foreign countries that EPC deems appropriate. The Parties stipulate and agree that the Technology shall, in the absence of any patent filings relating to the Technology, or, in the event of any such patent filings but prior to any publication or other public dissemination of the subject matter disclosed therein, be deemed a trade secret of EPC, Mazzanti shall in any event timely assign all such patents or patent applications to EPC whenever reasonably requested.

3.           Field Testing of Technology. EPC shall, at its sole cost and expense, make commercially reasonable efforts to field test the Technology. All aspects (including without limiting the generality of the foregoing, direction, control, number of tests, duration, location and cost) of any such field testing of the Technology shall be at the sole and unfettered discretion of EPC.

4.           Assistance by Mazzanti. Mazzanti shall fully cooperate and assist EPC in the prosecution of any patent application(s) of the Technology by EPC. Additionally, Mazzanti agrees to provide EPC with all know-how and necessary technical support for the field testing of the Technology. The cooperation and assistance of Mazzanti in the patent application process and in the field testing of the Technology shall in no manner adversely effect his employment obligations with EPC, without the express written consent of EPC.

5.           Compensation. EPC shall pay to Mazzanti the amount of $5,000.00 per well for every successful application of the Technology by EPC or through EPC’s control (the “Technology Fee”), as adjusted on the annual anniversary date of this agreement by the respective change in the U.S. Consumer Price Index. Amounts so paid shall be less any applicable required tax. However, no Technology Fee shall be due to Mazzanti for installations of the Technology that are primarily for reasonable field tests of the Technology in EPC owned wells, or for up to two demonstrations of the Technology for a third party in which, as an inducement to that third party to field test the Technology in consideration of commercially applying the Technology to a portfolio of wells, EPC does not receive any revenue, net of installation cost of the Technology and well operating cost. Mazzanti shall have the right, but not the obligation, to have an independent certified public accountant inspect and audit the relevant books and records of EPC to verify the statements and payments required to be made pursuant to this Agreement. Any such inspection and/or audit shall be conducted during the normal business hours of EPC and in such a manner that will result in minimum inconvenience to EPC. The cost and expense of any such inspection and/or audit shall be borne by Mazzanti Any such inspection and/or audit shall be conducted no more than once a year without the express written consent of EPC.

6.           Sale or Transfer of Technology. In the event that EPC sells, transfers or conveys the Technology, rights to the Technology or any patents derived from the Technology (collectively referred to hereinafter as the “Related Technology”) to any Person or Entity, other than an Affiliate of EPC, such sale shall be subject to the buyer assuming the obligations of EPC under this Agreement. For the purposes of the Agreement, “Affiliate” means any person, company or entity controlling, controlled by or under common control with any other person, company or entity. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, company or entity, whether through the ownership of voting securities or otherwise.

7.           Representations and Warranties by Mazzanti. Mazzanti represents, warrants and covenants to EPC that no assignment, grant, mortgage, license or any other contractual agreement affecting the rights to the Technology has been made to any other person or entity, and that the full right to sell, assign, transfer and convey the Technology as described herein is possessed solely by Mazzanti (except as indicated in Section  10.4 infra); and, when requested to carry out in good faith the intent and purpose of this Agreement, Mazzanti shall fully assist and cooperate with EPC in obtaining patents on the Technology in the United States and any foreign country, and shall execute all documents and do all things necessary to obtain letters patent, to vest EPC with full and exclusive title to the Technology and any such patents.

8.           Term of Agreement. The term of this Agreement shall extend for a period of twenty (20) years or for the life of any patents issued claiming the Technology ( and the life of any patent rights obtained or derived from any reissues, reexamination certificates, continuations, continuations-in-part, requests for continued examination, divisionals and/or any foreign patents or applications comprising rights of a similar nature that have been filed or may later be filed in relation to the Technology), whichever is the last to occur.

9.           License. In the event that Mazzanti is no longer an employee of EPC (or its affiliates), Mazzanti shall have a non-exclusive right to license the Technology for his own use by paying EPC’s customary licensing fee per application of the Technology under the terms of this agreement.

10.         MISCELLANEOUS

10.1 Assignments. This Agreement shall not be assigned in whole or in part by Mazzanti without the express written consent of EPC, and such consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, EPC stipulates and agrees that Mazzanti is granted the one-time right to assign his rights only as to Paragraphs 4 and 5 of this Agreement to an entity owned by Mazzanti or his immediate family, provided said assignment occurs within One (1) year of the date of this Agreement; otherwise, this one-time grant shall terminate.

10.2 Notices. All notices made by one Party to one or more other Parties shall be in writing and delivered in person, by email, or by United States mail, courier service, telecopy, postage or charges prepaid and addressed to such Parties at the addresses specified above or the members listed below. Notice given under any provision hereof shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response thereto shall run from the date the originating notice is received. All originating email or telecopy notices shall be confirmed by mailing such notice by United States mail, but the date of receipt shall be the date such email or telecopy was delivered to the computer or telecopy machine of the recipient. The responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or upon transmittal by telecopy or email, to the Party as follows:

EPC:	Mazzanti:

2500 City West Blvd	18434 Bivens Bend
Suite 1300	Spring, Texas 77379
Houston, Texas 77042

Attention: Mr. Robert S. Heflin

Telephone: (713) 935-0122	Telephone: (281) 796-6132
Facsimile: (713) 935-0199	Facsimile:
E-Mail: bherlin@evolutionpetroleum.com	E-Mail: dmazzanti@evolutionpetroleum.com

A Party may change its address or other contact information by giving notice to the other Parties, in the manner provided in this section, at least ten (10) days prior to the effective date of such change.

10.3 Governing Law.       THIS AGREEMENT SHALL, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF A DIFFERENT JURISDICTION, BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. THE PARTIES FURTHER STIPULATE AND AGREE THAT VENUE FOR ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR IN ANY MANNER RELATED TO THIS AGREEMENT SHALL BE HOUSTON, HARRIS COUNTY, TEXAS.

10.4 Entirety of Agreement. This Agreement, including its Exhibits, all of which are incorporated herein by reference, supersedes any and all other agreements, either verbal or in writing, between the Parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the Parties with respect to said subject matter, except for a certain patent assignment which shall survive in all material respects, executed by Mazzanti on or around November 27, 2007 and recorded with the United States Patent and Trademark Office (“USPTO”) by EPC on or around December 10, 2007, and memorialized within the USPTO assignment recordation division at or around reel 020295, frame 0902, a copy of which is attached hereto as part of Exhibit A. Each Party to this Agreement acknowledges that no other inducements, promises or agreements, verbally or otherwise, have been relied upon or made by any Party, or anyone acting on behalf of any Party, which are not embodied herein and that any other agreement, statement, or promise not contained in this Agreement shall not be valid or binding.

10.5 Amendment. This Agreement may only be amended or modified by an instrument in writing signed by all Parties.

10.6 Construction.          The Parties acknowledge that they and their respective counsel have negotiated and drafted this Agreement jointly and agree that the rule of construction that ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation or construction of this Agreement.

10.7 Cost of Litigation. If any Party hereto should hereafter institute litigation against the other Party hereto alleging that such other Party has breached this Agreement or alleges any other claims or causes of action arising out of this Agreement, the non-prevailing Party (whether plaintiff or defendant) in such action shall reimburse the prevailing Party for the prevailing Party’s reasonable attorney’s fees, witness fees, court costs, and all other reasonable costs in connection with such litigation.

10.8 No Third Party Beneficiaries. Nothing in this Agreement (express or implied) is intended or shall be construed to confer upon any person or entity not a Party any right, remedy or claim under or by reason of this Agreement.

10.9 Subject Headings. The subject headings of the articles, sections and subsections of this Agreement are included solely for purposes of convenience and reference only, and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement.

10.10 Further Assurances. Each Party hereto shall from time to time do and perform such further acts and execute and deliver such further instruments, assignments and documents as may be required or reasonably requested by the Parties to carry out and affect the intentions and purposes of this Agreement.

10.11 No Waiver. The failure of any Party hereto to insist upon strict performance of any provision hereof shall not constitute a waiver of or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

10.12 Unenforceable Provisions. If any part of this Agreement is invalid or unenforceable, the other provisions of this Agreement shall remain in full force and effect and shall be liberally construed to effectuate the intent of this Agreement.

10.13 No Agency. Nothing contained in this Agreement shall create a joint venture, partnership or agency relationship between the parties hereto.

10.14 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

{Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above. Each person executing his Agreement represents and warrants that such person is fully authorized to execute and enter into this Agreement on behalf of the company named above his or her signature.

EVOLUTION PETROLEUM CORPORATION DARYL MAZZANTI

By:	/s/ Robert S. Herlin	By:	/s/ Daryl Mazzanti
Robert S. Herlin, President and
Chief Executive Officer

EXHIBIT “A”
Attached to and made a part of
that certain Technology Assignment Agreement
by and between
Evolution Petroleum Corporation and
Daryl Mazzanti

The Technology is defined as an artificial lift system installed in a well bore that aids in increasing production from the well by the removal of liquids from the wellbore. The system may be utilized on a horizontal or vertical well and may include gas injection or utilize formation gas to remove these liquids.

For purposes of this agreement, any future derivatives and/or improvements to the Technology as defined herein will be considered part of the Technology, and Exhibit A shall be modified to include those derivatives and/or improvements

For further clarification, the Technology is generally defined by (but not limited to) the intellectual property as listed below:

1.           U.S. Patent Application No. 12/001,152, which was filed on or around December 10, 2007 and subsequently published by the USPTO on or around June 11, 2009 as U.S. Publication No. 2009/0145595 to Mazzanti, and all reissues, reexamination certificates, continuations, continuations-in-part, requests for continued examination, divisionals and/or any foreign patents or applications comprising rights of a similar nature relating thereto that have been or may be filed in relation to the Technology, and any and all know-how and technical knowledge reasonably associated therewith.

2.           U.S. Patent Application No. 13/190,078, filed on or around July 25, 2011, which is a continuation-in-part of prior U.S. Application No. 12/001,152, and all reissues, reexamination certificates, continuations, continuations-in-part, requests for continued examination, divisionals and/or any foreign patents or applications comprising rights of a similar nature relating thereto that have been or may be filed in relation to the Technology, and any and all know-how and technical knowledge reasonably associated therewith.